UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 8, 2008
RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

WASHINGTON	0-23137	91-1628146
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)
2601 Elliott Avenue, Suite 1000
Seattle, Washington 98121
(Address of principal executive offices) (Zip code)
(206) 674-2700
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
     On May 8, 2008, the Company announced via press release the Company’s results for its first quarter ended March 31, 2008. A copy of the Company’s press release is attached hereto as Exhibit 99.1. The information in Item 2.02 of this Form 8-K is intended to be furnished to the Securities and Exchange Commission. This information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 8.01. Other Events
     On May 8, 2008, the Company announced that its Board of Directors has approved a $50 million share repurchase program. Under the program, the Company is authorized to repurchase up to $50 million of outstanding shares of common stock from time to time, depending on market conditions, share price and other factors. Repurchases may be made in the open market or through private transactions, in accordance with SEC requirements. The Company may enter into a Rule 10(b)5-1 plan designed to facilitate the repurchase of all or a portion of the repurchase amount. The repurchase program does not require Real to acquire a specific number of shares and may be terminated under certain conditions.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.
     Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibit is deemed to have been furnished to, but not filed with, the Securities and Exchange Commission:

Exhibit No.	Description

99.1	Press Release issued by RealNetworks, Inc. dated May 8, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.
By:	/s/ Robert Kimball
Robert Kimball
Senior Vice President, Legal and Business Affairs, General Counsel and Corporate Secretary

Dated: May 8, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by RealNetworks, Inc. dated May 8, 2008.